                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated October 12, 2005 in the Registration Statement (Form N-1A) and related Prospectuses and Statement of Additional Information of the Van Kampen High Yield Fund (formerly the Van Kampen High Income Corporate Bond Fund) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 52 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-62115) and in this Amendment No. 47 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-2851).



                                                         /s/ ERNST & YOUNG LLP
                                                             -----------------
                                                             ERNST & YOUNG LLP

Chicago, Illinois
December 16, 2005